EXHIBIT 10.9

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (“Agreement”) is entered into as of this ___ day of _______, 200_, by and between Berman Center L.L.C., a Delaware limited liability company (the “Company”) and ____________________ (such individual, an “Indemnitee”).

R E C I T A L S:

A. The Company is aware that because of the exposure to litigation costs and risks resulting from service to corporations, partnerships and limited liability companies, talented and experienced persons are increasingly reluctant to serve or continue serving as directors or officers of such entities unless they are protected by comprehensive liability insurance or indemnification.

B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate guidance regarding the proper course of action.

C. The Company believes that it is fair and proper to protect the Company’s directors and certain of its officers, and the directors and certain officers of the Company’s subsidiaries from the risk of judgments, settlements and other expenses which may occur as a result of their service to the Company, even in cases in which such persons received no personal profit or were not otherwise culpable.

D. The Board of Directors of the Company (the “Board”) has concluded that to retain and attract talented and experienced individuals to serve as officers and directors of the Company and to encourage such individuals to take the business risks necessary for the success of the Company, the Company should contractually indemnify its officers and directors in connection with their services to the Company, and has further concluded that the failure to provide such contractual indemnification could be detrimental to the Company and its members.

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1.  Definitions.

(a)  “Agent” means any person who is or was a director, officer, employee or other agent of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of, the Company as a director, officer, employee or agent of another entity or enterprise.

(b)  “Expenses” means all reasonable direct and indirect costs of any type or nature whatsoever (including, without limitation, all reasonable attorneys’ fees, costs of investigation and related disbursements) incurred by the Indemnitee in connection with the investigation, settlement, defense or appeal of a claim or Proceeding covered hereby or establishing or enforcing a right to indemnification under this Agreement.

(c)  “Proceeding” means any threatened, pending, or completed claim, suit or action, whether civil, criminal, administrative, investigative or otherwise.

2.  Maintenance of Liability Insurance.

(a)  The Company hereby covenants and agrees to and with Indemnitee that, so long as Indemnitee shall continue to serve as an Agent of the Company and thereafter so long as Indemnitee shall be subject to any claim or Proceeding by reason of the fact that the Indemnitee was an Agent of the Company or in connection with such Indemnitee’s acts as such an Agent, the Company, subject to Section 2(b), shall obtain and maintain in full force and effect general and umbrella liability insurance (“Liability Insurance”) and Directors and Officers’ Liability Insurance (“D&O Insurance”) in commercially reasonable amounts from established and reputable insurers. In all policies of D&O Insurance that the Company may purchase, the Indemnitee shall be named as an insured in such a manner to provide the Indemnitee the same rights and benefits as are accorded to the most favorable insured of the Company’s directors, if the Indemnitee is a director.

(b)  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain Liability Insurance if the Company determines in good faith that the premium costs for such insurance are disproportionate to the amount of coverage provided after giving effect to exclusions.

3.  Mandatory Indemnification. The Company shall defend, indemnify and hold harmless each Indemnitee:

(a)  Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, or penalties, and amounts paid in settlement) incurred by him in connection with the investigation, defense, settlement or appeal of such Proceeding, so long as the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or Proceeding, had reasonable cause to believe his conduct was not unlawful.

(b)  Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of the fact that he is or was an Agent of the Company, or by reason of anything done or not done by him in any such capacity, against any amounts paid in settlement of any such Proceeding and all other Expenses incurred by him in connection with the investigation, defense, settlement or appeal of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no indemnification under this subsection shall be made, and the Indemnitee shall repay all amounts previously advanced by the Company, in respect of any claim, issue or matter for which such person is judged in a final, non-appealable decision to be liable to the Company by a court of competent jurisdiction due to willful misconduct in the performance of his duties to the Company, unless and only to the extent that the court in which such Proceeding was brought shall determine that such person is fairly and reasonably entitled to indemnity.

(c)  Actions Where Indemnitee is Deceased. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he is or was an Agent of the Company, or by reason of anything done or not done by him in any such capacity, and prior to, during the pendency of, or after completion of, such Proceeding, the Indemnitee shall die, then the Company shall defend, indemnify and hold harmless the estate, heirs and legatees of the Indemnitee against any and all Expenses and liabilities incurred by or for such persons or entities in connection with the investigation, defense, settlement or appeal of such Proceeding on the same basis as provided for Indemnitee in Sections 3(a) and 3(b) above.

The Expenses and liabilities covered hereby shall be net of any payments by Liability Insurance carriers or others related to the settlement of a Proceeding.

4.  Partial Indemnification. If Indemnitee is found under Section 3(b), 7 or 10 hereof not to be entitled to indemnification for all of the Expenses relating to a Proceeding, the Company shall indemnify the Indemnitee for any portion of such Expenses not specifically precluded by the operation of such Sections 3(b), 7 or 10.

5.  Mandatory Advancement of Expenses. Until a determination to the contrary under Section 7 hereof is made, and unless the provisions of Section 10 apply, the Company shall advance all documented Expenses incurred by each Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which the Indemnitee is a party or is threatened to be made a party covered by the indemnification in Section 3 hereof. If required by law, as a condition to such advances, each Indemnitee shall, at the request of the Company, undertake in a manner satisfactory to the Company to repay such amounts advanced if it shall ultimately be determined by a final order of a court, that the Indemnitee is not entitled to be indemnified by the Company by the terms hereof or under applicable law. Subject to Section 6 hereof, the advances to be made hereunder shall be paid by the Company to the Indemnitee within thirty (30) days following delivery of a written request by the Indemnitee to the Company, which request shall be accompanied by vouchers, invoices and similar evidence documenting the amounts requested.

6.  Indemnification Procedures.

(a)  Promptly after receipt by the Indemnitee of notice of the commencement or threat of any Proceeding covered hereby, the Indemnitee shall notify the Company of the commencement or threat thereof, provided that any failure to so notify shall not relieve the Company of its obligations hereunder, except to the extent that such failure or delay increases the liability of the Company hereunder.

(b)  If, at the time of the receipt of a notice pursuant to Section 6(a) above, the Company has Liability Insurance in effect, the Company shall give prompt notice of the Proceeding or claim to its insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay all amounts payable as a result of such Proceeding in accordance with the terms of such policies, and the Indemnitee shall not take any action (by waiver, settlement or otherwise) which would adversely affect the ability of the Company to obtain payment from its insurers.

(c)  If the Company shall be obligated to pay the Expenses of Indemnitee, the Company shall be entitled to assume the defense of the Proceeding, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, to which the Expenses relate and shall deliver a notice a notice of assumption to the Indemnitee. The Company will not be liable to the Indemnitee under this Agreement for any fees of counsel incurred after delivery of such notice with respect to such Proceeding or any costs of settlement not approved in advance in writing by the Company, provided that (i) the Indemnitee shall have the right to employ his own counsel in any such Proceeding at the Indemnitee’s expense, and (ii) if (1) the employment of counsel by the Indemnitee has been previously authorized by the Company, (2) the Indemnitee shall have provided the Company with an opinion of counsel stating that there is a strong argument that a conflict of interest exists between the Company and the Indemnitee in the conduct of any such defense, or (3) the Company shall not have assumed the defense of such Proceeding, the reasonable fees and Expenses of the Indemnitee’s counsel shall be at the expense of the Company.

7.  Determination of Right to Indemnification.

(a)  To the extent an Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, claim, issue or matter covered hereby, the Indemnitee need not repay any of the Expenses advanced in connection with the investigation, defense or appeal of such Proceeding.

(b)  If Section 7(a) is inapplicable, the Company shall remain obligated to indemnify the Indemnitee, and the Indemnitee need not repay Expenses previously advanced, unless the Company, by contested motion before a court of competent jurisdiction, obtains a preliminary or permanent relief order suspending or denying the obligation to advance or indemnify for Expenses.

(c)  Notwithstanding a determination by a court that the Indemnitee is not entitled to indemnification with respect to a specific Proceeding, the Indemnitee shall have the right to apply to the Court of Chancery of Delaware for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to this Agreement.

(d)  Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any Proceeding under Section 7(b) and 7(c) and against all Expenses incurred by the Indemnitee in connection with any other Proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that the material claims and/or defenses of the Indemnitee in any such Proceeding were frivolous or made in bad faith.

8.  Certificate of Formation and Operating Agreement. The Company agrees that the Certificate of Formation and Operating Agreement of the Company in effect on the date hereof shall not be amended to reduce, limit, hinder or delay (i) the rights of the Indemnitee granted hereby, (ii) the ability of the Company to indemnify the Indemnitee as required hereby. The Company further agrees that it shall exercise the powers granted to it under its Certificate of Formation and Operating Agreement and by applicable law to indemnify any Indemnitee to the fullest extent possible as required hereby.

9.  Witness Expenses. The Company agrees to reimburse each Indemnitee for all Expenses, including attorneys’ fees and travel costs, incurred by Indemnitee in connection with being a witness, or if an Indemnitee is threatened to be made a witness, with respect to any Proceeding, by reason of his serving or having served as an Agent of the Company.

10.  Exceptions. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)  Claims Initiated by Indemnitee. To indemnify or advance Expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under this Agreement or the provisions of the Company’s Certificate of Formation or Operating Agreement, unless a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such Proceeding were not made in good faith or were frivolous).

(b)  Unauthorized Settlements. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding covered hereby without the prior written consent of the Company to such settlement.

11.  Non-exclusivity. This Agreement is not the exclusive arrangement between the Company and any Indemnitee regarding the subject matter hereof and shall not diminish or affect any other rights which Indemnitee may have under any provision of law, the Company’s Certificate of Formation or Operating Agreement under other agreements, or otherwise.

12.  Continuation After Term. Each Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as a director or Agent of the Company and the benefits hereof shall inure to the benefit of the heirs, executors and administrators of each Indemnitee.

13.  Interpretation of Agreement. This Agreement shall be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

14.  Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, (i) the validity, legality and enforceability of the remaining provisions of the Agreement shall not in any way be effected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement shall be construed or altered by the court so as to remain enforceable and to provide Indemnitee with as many of the benefits contemplated hereby as are permitted under law.

15.  Counterparts, Modification and Waiver. This Agreement may be signed in counterparts. This Agreement constitutes a separate agreement between the Company and each Indemnitee and may be supplemented or amended as to an Indemnitee only by a written instrument signed by the Company and such Indemnitee, with such amendment binding only the Company and the signing Indemnitee(s). All waivers must be in a written document signed by the party to be charged. No waiver of any of the provisions of this Agreement shall be implied by the conduct of the parties. A waiver of any right hereunder shall not constitute a waiver of any other right hereunder.

16.  Notices. All notices, demands, consents, requests, approvals and other communications required or permitted hereunder shall be in writing and shall be deemed to have been properly given if hand delivered (effective upon receipt or when refused), or if sent by a courier freight prepaid (effective upon receipt or when refused), in the case of the Company, at the address listed below, and in the case of Indemnitee, at his address of record at the office of the Company, or to such other addresses as the parties may notify each other in writing.

To Company:	Berman Center, L.L.C.
211 E. Ontario Street, Suite 800
Chicago, Illinois 60622
Attention: Samuel Chapman

17.  Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the application of the laws of the State of Delaware regarding conflicts of laws. The parties hereto hereby irrevocably submit themselves to the exclusive jurisdiction of the courts of the State of Illinois located in Cook County, Illinois and to the jurisdiction of the United States District Court for the Northern District of Illinois for the purpose of bringing any action that may be brought in connection with the provisions hereof. The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or argument. Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such party by regular or certified mail to the address of such party specified in Section 16.

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IN WITNESS WHEREOF, the parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

BERMAN CENTER L.L.C.

By:
By:

INDEMNITEE:

By: